UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2008

IRWIN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

INDIANA	0-6835	35-1286807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Washington Street
Columbus, Indiana 47201
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (812) 376-1909
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
     Irwin Financial Corporation has revised certain risk factors it previously disclosed in its Form 10-K for the year ended December 31, 2007 and its form 10-Q for the quarterly period ended June 30, 2008, and added certain new risk factors. The updated and additional risk factors are listed below. References to “we”, “our” and “us” are to Irwin Financial Corporation, as the context requires.

Risks Related to the Common Shares

The price of our common shares may fluctuate significantly, and this may make it difficult for you to resell common shares owned by you at times or at prices you find attractive.

The price of our common shares on the NYSE constantly changes. We expect that the market price of our common shares will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, some of which are beyond our control. These factors include:

•	quarterly variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of innovations, new products, strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	our past and future dividend practice;

•	our creditworthiness;

•	interest rates;

•	the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory, congressional or judicial events that affect us or the financial markets.

Accordingly, the common shares that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased.

In addition, in recent years, and especially in recent weeks, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies and particularly those in the financial services and banking sector, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares.

We are not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares, as well as any common shares that may be issued pursuant to our shareholder rights plan. The market price of our common shares could decline as a result of sales of our common shares made after this offering or the perception that such sales could occur. It could also decline if we issue additional common shares in connection with a potential exchange of a portion of our trust preferred shares for our common shares. At this time, we are unable to determine whether we will complete an exchange offer or the number of shares that we will issue in connection with any exchange offer.

You may not receive dividends on the common shares.

Holders of our common shares are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. On March 3, 2008, we announced that our board of directors voted to suspend payment of dividends on our common, preferred and trust preferred securities. In addition, as a result of the written agreement that we and Irwin Union Bank and Trust Company entered into on October 10, 2008, with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we are not permitted to (1) declare or pay any dividend, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities, without the prior written approval of these regulators. As a result we cannot declare a dividend on our common shares. Although we can seek to obtain a waiver of this prohibition, there is no certainty that the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions will grant such a waiver. Therefore, we may not be able to resume payments of dividends in the future.

The issuance of additional series of our preferred shares could adversely affect holders of our common shares which may negatively impact your investment.

Our board of directors is authorized to issue additional classes or series of preferred shares without any action on the part of the shareholders. The board of directors also has the power without shareholder approval, to set the terms of any such classes or series of preferred shares that may be issued, including voting rights, dividend rights, and preferences over our common shares with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional preferred shares in the future that have a preference over our common shares with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred shares with voting rights that dilute the voting power of our common shares, the rights of holders of our common shares or the market price of our common shares could be adversely affected.

We have regulatory restrictions on our ability to receive dividends from bank subsidiaries.

Our ability to pay dividends in the future depends on our ability to dividend from our state-chartered bank subsidiary, Irwin Union Bank and Trust Company, to our holding company, for which prior approval from our regulators and additional action by our board of directors will be necessary. As a result of the written agreement that we and Irwin Union Bank and Trust Company entered into on October 10, 2008, with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, Irwin Union Bank and Trust Company, is not permitted to (1) declare or pay any dividend, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities, without the prior written approval of these regulators. As a result, Irwin Union Bank and Trust Company cannot declare a dividend to us. Although Irwin Union Bank and Trust Company can seek to obtain a waiver of this prohibition, there is no certainty that the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions will grant such a waiver.

Our shareholder rights plan, provisions in our restated articles of incorporation, our by-laws, and Indiana law may delay or prevent an acquisition of us by a third party.

Our board of directors has implemented a shareholder rights plan which, combined with Indiana law, and absent further action by our board, contains provisions which have certain anti-takeover effects. While the purpose of these plans is to strengthen the negotiating position of the board in the event of a hostile takeover attempt, the overall effects of the plan may be to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a larger block of our shares and the removal of incumbent directors and key management. If triggered, the rights will cause substantial dilution to a person or group that attempts to acquire us without approval of our board of directors, and under certain circumstances, the rights beneficially owned by the person or group may become void. The plan also may have the effect of limiting the participation of certain shareholders in transactions such as mergers or tender offers whether or not such transactions are favored by incumbent directors and key management. This could discourage proxy contests and may make it more difficult for you and other shareholders to elect your own representatives as directors and take other corporate actions.

Our by-laws do not permit cumulative voting of shareholders in the election of directors, allowing the holders of a majority of our outstanding shares to control the election of all our directors. We have a staggered board, which means that only one-third of our board can be replaced by shareholders at any annual meeting. Directors may not be removed by shareholders. Our by-laws also provide that only our board of directors, and not our shareholders, may adopt, alter, amend and repeal our by-laws.

Indiana law provides several limitations that may discourage potential acquirers from purchasing our common shares. In particular, Indiana law prohibits business combinations with a person who acquires 10% or more of our common shares during the five-year period after the acquisition of 10% by that person or entity, unless the acquirer receives prior approval for the acquisition of the shares or business combination from our board of directors.

These and other provisions of Indiana law and our governing documents are intended to provide the board of directors with the negotiating leverage to achieve a more favorable outcome for our shareholders in the event of an offer for the company. However, there is no assurance that these same anti-takeover provisions could not have the effect of delaying, deferring or preventing a transaction or a change in control that might be in the best interest of our shareholders.

Risks Related to the Capital and Credit Markets

Current levels of market volatility are unprecedented.

The capital and credit markets have been experiencing volatility and disruption for more than 12 months. In recent weeks, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial strength. If the current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience further adverse effects, which may be material, on our ability to access capital and on our results of operations.
The current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations.

We are operating in a challenging and uncertain economic environment, including generally uncertain national conditions and local conditions in our markets. Financial institutions continue to be affected by sharp declines in the real estate market and constrained financial markets. While we are taking steps to decrease and limit our exposure to residential mortgage loans, home equity loans and lines of credit, and construction and land loans, we nonetheless retain direct exposure to the residential and commercial real estate markets, and we are affected by these events. Our commercial banking line of business has a substantial portfolio of construction and land development loans. Continued declines in real estate values, home sales volumes and financial stress on borrowers as a result of the uncertain economic environment, including job losses, could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations. The overall deterioration in economic conditions, the decline in our financial performance over the last two years, and the reduction in capital ratios at June 30, 2008 have subjected us to increased regulatory scrutiny in the current environment. In addition, a possible national economic recession or further deterioration in local economic conditions in our markets could drive losses beyond that which is provided for in our allowance for loan losses and result in the following other consequences: loan delinquencies, problem assets and foreclosures may increase; demand for our products and services may decline; deposits may decrease, which would adversely impact our liquidity position; and collateral for our loans, especially real estate, may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with our existing loans.

The U.S. government’s plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions may not be effective and/or it may not be available to us.

In response to the financial crises affecting the banking system and financial markets and the going concern threats to the ability of investment banks and other financial institutions, the U.S. Congress adopted the new Emergency Economic Stabilization Act of 2008 (“EESA”). The primary feature of the EESA is the establishment of a troubled asset relief program (“TARP”), under which the U.S. Treasury Department will purchase up to $700 billion of troubled assets, including mortgage-backed and other securities, from financial institutions for the purpose of stabilizing the financial markets. There can be no assurance as to what impact it will have on the financial markets, including the extreme levels of volatility currently being experienced. The failure of the U.S. government to execute this program expeditiously could have a material adverse effect on the financial markets, which in turn could materially and adversely affect our business, financial condition and results of operations. Since the rules and guidelines of the TARP have not yet been published, we are unable to assess whether any of our assets will qualify for the program or, if they do, whether participation in the program would be beneficial to us.

Risks Related to Our Business

We may be adversely affected by a general deterioration in economic conditions.

The risks associated with our business become more acute in periods of a slowing economy or slow growth such as we experienced in the latter half of 2007 and which has continued into 2008. Economic declines may be accompanied by a decrease in demand for consumer and commercial credit and declining real estate and other asset values. The credit quality of commercial loans and leases where the activities of the borrower or vendor are related to housing and other real estate markets may decline in periods of stress in these industries. Delinquencies, foreclosures and losses generally increase during economic slowdowns or periods of slow growth. We expect that our servicing costs and credit losses will increase during periods of economic slowdown or slow growth such as the one we are presently experiencing.

Although we are in the process of exiting our home equity line of business, we continue to have exposure to losses so long as we hold a portfolio of loans. As such, a material decline in real estate values may reduce the ability of borrowers to use home equity to support borrowings and could increase the loan-to-value ratios of loans we have previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a default. A decline in real estate values could also materially lower runoff in our existing portfolio, effectively extending the average life of the loans in the portfolio (and therefore prolonging the period we are exposed to losses).

We may be adversely affected by interest rate changes.

We and our subsidiaries are subject to interest rate risk. Changes in interest rates will affect the value of loans, deposits and other interest-sensitive assets and liabilities on our balance sheet. Our income may be at risk because changes in interest rates also affect our net interest margin and the value of assets and derivatives that we sell from time to time or that are subject to either mark-to-market accounting or lower-of-cost-or-market accounting, such as loans held for sale, mortgage servicing rights and derivatives instruments.

Reductions in interest rates expose us to write-downs in the carrying value of the mortgage servicing and other servicing assets we hold on our balance sheet. Some of these assets are recorded at the lower of their cost or market value and a valuation allowance is recorded for any impairment. Decreasing interest rates often lead to increased prepayments in the underlying loans, which requires that we write down the carrying value of these servicing assets. The change in value of these assets, if improperly hedged or mismanaged, could adversely affect our operating results in the period in which the impairment occurs.

Our lines of business mainly depend on earnings derived from net interest income. Net interest income is the difference between interest earned on loans and investments and the interest expense paid on other borrowings, including deposits at our banks and other funding liabilities we have. Our interest income and interest expense are affected by general economic conditions and by the policies of regulatory authorities, including the monetary policies of the Federal Reserve that cause our funding costs and yields on new or variable rate assets to change.

Although we take measures intended to manage the risks of operating in changing interest rate environments, we cannot eliminate interest rate sensitivity. Our goal is to ensure that interest rate sensitivity does not exceed prudent levels as determined by our board of directors in certain policies. Our risk management techniques include modeling interest rate scenarios, using financial hedging instruments, and match-funding certain loan assets. There are costs and risks associated with our risk management techniques, and these could be substantial.

Finally, to reduce the effect interest rates have on our businesses, we periodically invest in derivatives and other interest-sensitive instruments. While our intent in purchasing these instruments is to reduce our overall interest rate sensitivity, the performance of these instruments can, at times, cause volatility in our results either due to factors such as basis risk between the derivatives and the hedged item, timing of accounting recognition differences or other such factors.

Our operations may be adversely affected if we are unable to secure adequate funding; our use of wholesale funding sources exposes us to potential liquidity risk.

As a result of our restructuring, including our prior discontinuation of our mortgage banking line of business, we have had to seek alternative funding sources to contribute to our other lines of business, which sources in some cases are more expensive than those previously used.

Due to the sale of mortgage servicing rights and the loss of escrow deposits associated with those servicing rights, we have increased our reliance on wholesale funding, such as Federal Home Loan Bank borrowings, public funds, and brokered deposits in recent quarters. Because wholesale funding sources are affected by general capital market conditions, the availability of funding from wholesale lenders may be dependent on the confidence these investors have in commercial banking, franchise finance, and consumer finance businesses. While we have processes in place to monitor and mitigate these funding risks, the continued availability to us of these funding sources is uncertain, and we could be adversely impacted if our business segments become disfavored by wholesale lenders or large depositors. As a result of the written agreement with the Office of Thrift Supervision, Irwin Union Bank, F.S.B. (which holds approximately 13% of our total assets) is no longer permitted to accept brokered deposits unless it receives the prior approval of the Federal Deposit Insurance Corporation. Although we have applied for approval, there is no guarantee that it will be obtained. Moreover, even if such an approval is granted, the written agreement would still impose limitations on Irwin Union Bank, F.S.B.’s freedom to set rates for brokered deposits. Our state-chartered bank subsidiary, Irwin Union Bank and Trust Company, which is regulated by the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, does not have any regulatory restrictions on the issuance of brokered deposits.

Brokered deposits may be difficult for us to retain or replace at attractive rates as they mature. Our financial flexibility could be severely constrained if we are unable to renew our wholesale funding or if adequate financing is not available in the future at acceptable rates of interest. We may not have sufficient liquidity to continue to fund new loans or lease originations, and we may need to liquidate loans or other assets unexpectedly in order to repay obligations as they mature.

Historically, we financed or sold the majority of our second mortgage loan originations into the secondary market through the use of securitizations. This market closed to all participants in the middle of 2007. We expect it to remain closed indefinitely. We are no longer producing these loans.

If there were an acceleration of the recording of losses on our home equity portfolio from our current expectations, it could have a material adverse effect on our results of operations and capital position.

As announced in July 2008, we agreed to securitize approximately $275 million of home equity whole loans. The securitization is treated as a financing and, as such, the loans remain on our balance sheet. These loans, together with the $1 billion of residual home equity loans that currently remain on our balance sheet, as well as an additional remaining portfolio of $40 million of home equity whole loans, will be run-off over time. We believe our remaining exposure, including other costs associated with a simultaneous exit of the segment, is less than $250 million (pre-tax). We will evaluate the performance of the loans on a regular basis. A number of factors, including, but not limited to, changes in regulatory or accounting interpretations, changes to our accounting policy, or contractual triggers, could cause us to accelerate the recognition of losses in a single period or a small number of successive periods. If that were to occur, it may have a material adverse affect on our results of operations and capital position for such periods.

We have credit risk inherent in our asset portfolios.

In our businesses, some borrowers may not repay loans that we make to them. As all financial institutions do, we maintain an allowance for loan and lease losses and other reserves to absorb the level of losses that we think is probable in our portfolios. However, our allowance for loan and lease losses may not be sufficient to cover the loan and lease losses that we actually may incur. While we maintain a reserve at a level management believes is adequate, our charge-offs could exceed these reserves. If we experience defaults by borrowers in any of our businesses to a greater extent than anticipated, our earnings could be negatively impacted.

We review the adequacy of these reserves and the underlying estimates on a periodic basis and we make adjustments to the reserves when required. However, there is still no assurance that our actual losses will not exceed our estimates and negatively impact our earnings. As part of our written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we and Irwin Union Bank and Trust Company agreed to review and revise as necessary our allowance for loan and lease losses methodology to assure compliance with relevant supervisory guidance and to develop an acceptable program for the maintenance of an adequate allowance for loan and lease losses going forward.

We hold in our portfolio a significant number of construction, land and home equity loans, which may pose more credit risk than other types of mortgage loans.

We have limited offering construction and land loans to an exception basis and have ceased offering loans and lines of credit in the home equity line of business. In light of current economic conditions, these types of loans are considered more risky than other types of mortgage loans. Due to the disruptions in credit and housing markets, many of the developers to whom we lend experienced a dramatic decline in sales of new homes from their projects. As a result of this unprecedented market disruption, a material amount of our land and construction portfolio has or may become non-performing as developers are unable to build and sell homes in volumes large enough for orderly repayment of loans. In addition, as home values decline, borrowers are increasingly defaulting on home equity lines of credit in the portfolio of these loans that we hold in run-off mode.

We believe we have established adequate reserves on our financial statements to cover the credit risk of these loan portfolios. However, there can be no assurance that losses will not exceed our reserves, and ultimately result in a material level of charge-offs, which could adversely impact our results of operations, liquidity and capital.

We may be required to repurchase mortgage loans that we previously sold because of the credit risk inherent in those loans.

We retain limited credit exposure from the sale of mortgage loans. When we sell mortgage loans, we make standard representations and warranties to the transferee regarding the loans. These representations and warranties do not assure against credit risk associated with the transferred loans, but if individual mortgage loans are found not to have fully complied with the associated representations and warranties we have made to a transferee, we may be required to repurchase the loans from the transferee or we may make payments in lieu of curing alleged breaches of these representations and warranties. Given the significant delinquencies in higher combined-loan-to-value or loan-to-value products, we expect that claims for repurchases pursuant to contractual representation and warranties will increase. While we have established reserves for what we consider as probable and reasonably estimable losses, there can be no assurance that losses will not ultimately exceed our reserves and materially impact on our business, financial condition and future results of our operations.

Certain of our consumer mortgage products were not sold by many financial institutions.

In the past, we originated high loan-to-value home equity loans not offered by many financial institutions. For this reason, the performance of some of our financial assets may be less predictable than those of other lenders. We may not have adequate experience in a variety of economic environments to predict accurately the losses from our remaining portfolios of these products.

We rely heavily on our management team and key personnel, and the unexpected loss of key managers and personnel, or significant changes in senior management, may affect our operations adversely.

Our overall financial performance depends heavily on the performance of key managers and personnel. Our past success was influenced strongly by our ability to attract and to retain senior management that is experienced in the niches within banking for which they are responsible. If we are not able to retain these key managers and personnel, we may not be able to run our operations as effectively.

Our ability to retain executive officers and the current management teams of each of our lines of business and our holding company continues to be important to implement our strategies successfully. In our written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we agreed to engage an independent consultant to assess the bank’s management and to take steps by December 9, 2008, to address the independent consultant’s findings, including hiring additional or replacement officers, if necessary. This process was commenced prior to the signing of the written agreement. It is possible that these findings could result in significant changes in our senior management team. If we are required to hire new members of management, the restrictions that the written agreements place on our ability to enter into and make payments pursuant to severance agreements may make it difficult to attract persons of high quality to fill these positions.

Our future success depends on our ability to compete effectively in a highly competitive financial services industry.

The financial services industry, including commercial banking and franchise finance, is highly competitive. We and our operating subsidiaries encounter strong competition for deposits, loans and other financial services in all of the market areas in our lines of business. Our principal competitors include other commercial banks, savings banks, savings and loan associations, mutual funds, money market funds, finance companies, trust companies, insurers, leasing companies, credit unions, mortgage companies, real estate investment trusts (REITs), private issuers of debt obligations, and suppliers of other investment alternatives, such as securities firms. Many of our non-bank competitors are not subject to the same degree of regulation as we and our subsidiaries are and have advantages over us in providing certain services. Many of our competitors are significantly larger than we are and have greater access to capital and other resources, lower operating costs, and lower cost of funds. Also, our ability to compete effectively in our lines of business is dependent on our ability to adapt successfully to technological changes within the banking and financial services industry.

Our business may be affected adversely by the highly regulated environment in which we operate.

We and our subsidiaries are subject to extensive federal and state regulation and supervision. Our failure to comply with these requirements can lead to, among other remedies, administrative enforcement actions, termination or suspension of our licenses, rights of rescission for borrowers, and class action lawsuits. Legislation and regulations have had, may continue to have or may have significant impact on the financial services industry. Legislative or regulatory changes could make regulatory compliance more difficult or expensive for us, causing us to change or limit some of our consumer loan products or the way we operate our different lines of business. Future changes could affect the profitability of some or all of our lines of business.

Our state-chartered bank subsidiary, Irwin Union Bank and Trust Company, entered into a memorandum of understanding, which was considered an informal agreement, with the Federal Reserve Bank of Chicago as of March 1, 2007 to enhance the consumer compliance function and compliance oversight programs of Irwin Union Bank and Trust and its subsidiaries. Irwin Union Bank and Trust Company agreed to and did provide quarterly written progress reports to the Federal Reserve Bank of Chicago with respect to these matters, through the required period ending September 30, 2007. We developed and implemented compliance plans to address the issues raised by the Federal Reserve Bank of Chicago. The memorandum of understanding was lifted in September 2008.

On October 10, 2008, we entered into written agreements with our regulators. Our holding company and our state-chartered bank subsidiary, Irwin Union Bank and Trust Company, entered into a written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. Our federal savings bank subsidiary, Irwin Union Bank, F.S.B., entered into a written agreement with the Office of Thrift Supervision. The failure to comply with the terms of these written agreements could result in significant enforcement actions against us of increasing severity, up to and including a regulatory takeover of one or both of our bank subsidiaries.

The written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions requires, among other things, that we submit a capital plan that will ensure our holding company and Irwin Union Bank and Trust Company maintain sufficient capital to comply with regulatory capital guidelines and to address the volume of our adversely affected assets, concentration of credit, adequacy of our allowance for loan and lease losses, planned growth and anticipated levels of retains earnings. The written agreement with the Office of Thrift Supervision requires, among other things, that Irwin Union Bank, F.S.B. maintain a Tier 1 capital ratio of at least 9% and a Total Risk-Based Capital Ratio of at least 11%.

As a result of the written agreement with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, we and Irwin Union Bank and Trust Company are not permitted to (1) declare or pay any dividend without the prior approval of these regulators Federal Reserve and Indiana Department of Financial Institutions, or (2) make any distributions of interest or principal on subordinated debentures or trust preferred securities, unless we obtain the prior written approval of the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions. There is no certainty that we will resume payments of dividends in the future.

In addition, like other registrants, we are subject to the requirements of the Sarbanes-Oxley Act of 2002. Failure to have in place adequate programs and procedures could cause us to have gaps in our internal control environment, putting the our holding company and its shareholders at risk of loss.

These and other potential changes in government regulation or policies could increase our costs of doing business and could adversely affect our operations and the manner in which we conduct our business.

A deterioration in our regulatory capital position could adversely affect us.

The banking industry, in general, is heavily regulated, and we and our subsidiaries are extensively regulated under state and federal law. Regulations of the Federal Reserve, the Indiana Department of Financial Institutions, the Office of Thrift Supervision and the Federal Deposit Corporation that apply to us specify minimum capital ratio requirements that must be maintained by bank holding companies, banks and thrifts to be considered a “well-capitalized” institution. In addition, these regulators reserve the right to reclassify institutions that meet these standards into a lower capital category (i.e., less than “well-capitalized”) at their own discretion based on safety and soundness considerations. As of June 30, 2008, our holding company, Irwin Financial Corporation, and its state-chartered bank subsidiary, Irwin Union Bank and Trust Company, met the applicable regulatory standard of a “well-capitalized” institution under the relevant capital regulations that apply to them. As a result of the written agreement with the Office of Thrift Supervision, our federal savings bank subsidiary, Irwin Union Bank, F.S.B., is considered “adequately capitalized,” although we presently expect to continue to have capital levels above those agreed to in the written agreement applicable to the savings bank. As a result, the savings bank, which holds approximately 13% of our total assets is no longer permitted to accept brokered deposits unless it receives the prior approval of the Federal Deposit Insurance Corporation. Although we have applied for approval, there is no guarantee that it will be obtained. Our other banking subsidiary, Irwin Union Bank and Trust Company, a state chartered bank regulated by the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions, does not have any regulatory restrictions on the issuance of brokered deposits

Irwin Union Bank, F.S.B could be assessed higher premiums by the Federal Deposit Insurance Fund and required to pay its regulators increased assessment and application fees. In addition, if Irwin Union Bank and Trust Company were no longer considered “well-capitalized,” it would also be subject to these higher fees, and it might lose access to public funds in the state of Indiana, which could adversely affect our liquidity and results of operations. Moreover, if we were considered an “undercapitalized” institution, we could be subject to certain prompt corrective action requirements, regulatory controls and restrictions, which become more extensive as an institution becomes more severely undercapitalized. If such actions were to be taken, it could adversely affect our business and we may have more limited access to the capital markets.

The soundness of other financial institutions could adversely affect us.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose us to credit risk in the event of default by our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. There is no assurance that any such losses would not materially and adversely affect our results of operations or earnings.

We are the defendant in class actions and other lawsuits that could subject us to material liability.

Our subsidiaries have been named as defendants in lawsuits that allege we violated state and federal laws in the course of making loans and leases. Among the allegations are that we charged impermissible and excessive rates and fees and participated in fraudulent financing. Some of these cases either seek or have attained class action status, which generally involves a large number of plaintiffs and could result in potentially increased amounts of loss. We have not established reserves for all of these lawsuits due to either lack of probability of loss or inability to accurately estimate potential loss. If decided against us, the lawsuits have the potential to affect us materially.

Our business may be affected adversely by Internet fraud.

We are inherently exposed to many types of operational risk, including those caused by the use of computer, internet and telecommunications systems. These may manifest themselves in the form of fraud by employees, by customers, other outside entities targeting us and/or our customers that use our internet banking, electronic banking or some other form of our telecommunications systems. Given the growing level of use of electronic, internet-based, and networked systems to conduct business directly or indirectly with our clients, certain fraud losses may not be avoidable regardless of the preventative and detection systems in place.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)
Date: October 14, 2008	By:	/s/ Gregory F. Ehlinger
GREGORY F. EHLINGER
Chief Financial Officer